Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-163670, 333-195487, 333-198307, 333-213130 and 333-227305 on Form S-8 and Registration Statement Nos. 333-192025, 333-212302, 333-214897, 333-217673, 333-220822, 333-221443, 333-223856, 333-223857, 333-228770 and 333-229609 on Form S-3 of our reports dated March 15, 2019, relating to the consolidated financial statements and financial statement schedule of Sorrento Therapeutics, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), and the effectiveness of Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 15, 2019